Exhibit 99.2

ApolloMED announces that apa ACo has been selected by cms

as a next generation aco

builds upon value-based population health management platform

GLENDALE, CA − (PR Newswire) – January 20, 2017 − Apollo Medical Holdings, Inc. ("ApolloMed" or “the Company”) (OTC: AMEH), an integrated population health management company, today announced that one of its subsidiaries, APA ACO, Inc. has been selected by the Centers for Medicare & Medicaid Services (“CMS”) to participate in the Next Generation ACO Model (“NGACO Model”). Through this innovative program, CMS will partner with APA ACO and other ACOs experienced in coordinating care for populations of Medicare patients and whose providers are ready to assume higher levels of financial risk and reward under this new Advanced Alternative Payment Model (“APM”). The Next Generation ACO builds upon ApolloMed’s experience and infrastructure investments in the MSSP ACO program since 2012.

18 ACOs participated in the Next Generation ACO Model for the 2016 performance year, and 27 ACOs were selected to participate in the 2017 performance year, bringing the total number of Next Generation ACOs to 45. These organizations were selected through an open and competitive process from a large applicant pool that included many qualified organizations.

APA ACO, Inc. is jointly owned by ApolloMed and Network Medical Management, Inc., both nationally recognized for high quality, cost-efficient care and for being closely aligned with community providers including hospitals, physician offices, ambulatory diagnostic and surgical centers, skilled nursing facilities, rehab services, mental health services, urgent care centers and home health services.

APA ACO has applied to participate in the All-Inclusive Population-Based Payment (“AIPBP”) payment mechanism, in which CMS will estimate the total annual expenditures for the Next Gen ACO’s patients and then pay that projected amount to the Next Gen ACO in a per-beneficiary, per-month (“PBPM”) payment. The Next Gen ACO would then be responsible for paying all Part A and Part B costs for participating providers and preferred providers it has contracted with. The 2017 performance year began on January 1, 2017, while the AIPBP payment mechanism is slated to begin on April 1, 2017.

As part of this process, APA ACO signed agreements with 595 physicians, 20 hospitals, over 15 skilled nursing facilities and multiple labs, radiology centers, dialysis centers and other service providers. In total, over 700 providers agreed to participate in APA ACO’s network. Under the terms of these agreements, the Next Gen ACO providers, including hospitals, have agreed to get 100% of their claims reimbursed by APA ACO. Primary care physicians in APA ACO chose between getting a monthly PBPM capitation fee or to stay in fee-for-service but at a discount to current Medicare rates. Additionally, APA ACO successfully negotiated discounted DRG rates with many hospitals, discounted RUG rates with many of the skilled nursing facilities and discounts to Medicare rates from other service providers. Many physician providers agreed to the discounted Medicare rates because eligible clinicians that sufficiently participate in Advanced APMs such as APA ACO may qualify for exemption from payment adjustments under the Merit-based Incentive Payment System (“MIPS”) as well as APM incentive payments available beginning in 2019.

“We are extremely pleased to have been chosen to participate in the Next Generation ACO Model stemming from our years of experience in providing high quality, cost-efficient, coordinated care in other Medicare Shared Savings Program ACOs,” stated Warren Hosseinion, M.D., Chief Executive Officer of Apollo Medical Holdings. “ApolloMed and Network Medical Management consider this partnership with CMS an important step towards advancing Alternative Payment Models of care that reward value over volume in care delivery under Medicare Payment Reform.”

“The Next Gen ACO is another important step in our growth strategy,” stated Gary Augusta, Executive Chairman of Apollo Medical Holdings. “Working with our partner, Network Medical Management, we continue to build the clinical expertise, care coordination processes and performance driven infrastructure that are essential in value-based care as the U.S. moves more aggresively to high-quality, cost-effective care.”

For more information on the Next Generation ACO Model, please visit the Next Generation ACO Model web page.

About Apollo Medical Holdings, Inc.

Founded in 2001 and headquartered in Glendale, California, ApolloMed is an integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), APA ACO (Next Generation ACO), Maverick Medical Group (Independent Physician Association), Apollo Care Connect, Apollo Medical Management and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, words such as “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates,” and “is projected to” and similar conditional expressions and future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also undertakes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

FOR ADDITIONAL INFORMATION

ApolloMed

Gary Augusta

818-839-5200 or via email at gaugusta@apollomed.net